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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     July 12, 2002
                                                     ----------------

                                 CIT Group Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-1861                 65-1095289
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         (State or other             (Commission            (IRS Employer
         jurisdiction of             File Number)           Identification No.)
         incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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              (Address of registrant's principal executive offices)

Registrant's telephone number, including area code    (212) 536-1390
                                                      --------------------


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          (Former name or former address, if changed since last report)


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Item 5.           Other Events.
                  --------------------------------------------

                  On July 1, 2002, CIT Group Inc. (the "Company"), announced the pricing of the initial public offering of 200,000,000 shares of its outstanding common stock, at $23.00 per share, all of which were offered by Tyco Capital Ltd., a wholly-owned subsidiary of Tyco International Ltd, which offering was completed on July 8, 2002.

                  On July 12, 2002, the Company announced that the underwriters in the initial public offering exercised a portion of their over-allotment option to purchase an additional 11,573,200 shares of the Company's common stock at the initial public offering price of $23 per share, less the underwriting discount, yielding net proceeds of $255,536,256 to the Company.

                  Filed herewith, as Exhibit 99.1, is the press release of the Company dated July 12, 2002 announcing the underwriters' exercise of the overallotment option, which press release is hereby incorporated by reference in its entirety.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits.

         99.1     Press Release, dated July 12, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CIT GROUP INC.
                                 ---------------------------------------------
                                 (Registrant)


                             By: /s/ Joseph M. Leone
                                 ---------------------------------------------
                                 Joseph M. Leone
                                 Executive Vice President and
                                 Chief Financial Officer

Dated:  July 15, 2002




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                                  EXHIBIT INDEX

         99.1     Press Release, dated July 12, 2002

























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